UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (date of earliest event reported)

July 14, 2016

Quotient Technology Inc.

(Exact name of Registrant as specified in its charter)

Delaware	001-36331	77-0485123
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

400 Logue Avenue

Mountain View, California 94043

(Address of principal executive offices)

(650) 605-4600

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition

On July 18, 2016, Quotient Technology Inc. (“Quotient”) issued a press release previewing its second quarter 2016 operating results. The press release is furnished herewith as Exhibit 99.1.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On July 18, 2016, Quotient announced that Jennifer Ceran intends to step down as Chief Financial Officer, effective as of August 9, 2016. Ms. Ceran’s departure is not the result of any material disagreement with the Company regarding its operations, policies or practices.

In the event that a new Chief Financial Officer is not appointed by August 9, 2016, Mir Aamir, Quotient’s current President and Chief Operating Officer, will assume the position of interim Chief Financial Officer.

Mr. Aamir previously served as Quotient’s Chief Financial Officer from October 2013 through August 2015. Mr. Aamir is a full-time employee of Quotient. There are no arrangements or understandings between Mr. Aamir and any other persons pursuant to which he was selected as interim Chief Financial Officer. There are also no family relationships between Mr. Aamir and any director or executive officer of Quotient, and the Company has not entered into any transactions with Mr. Aamir that are reportable pursuant to Item 404(a) of Regulation S-K.

Item 7.0 1	Regulation FD Disclosure

On July 18, 2016, Quotient issued a press release regarding the Chief Financial Officer transition and the preliminary operating results. The press release is furnished herewith as Exhibit 99.1.

The information set forth under Items 2.02 and 7.01, including Exhibit 99.1, shall not be deemed “filed” for purposes of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section, nor shall it be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, regardless of any general incorporation language in such filing, unless expressly incorporated by specific reference in such filing.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Press Release, issued by Quotient Technology Inc. on July 18, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Quotient Technology Inc.

By:	/s/ Connie Chen
Connie Chen
General Counsel

Date: July 18, 2016